Colonial High Income
                                 Municipal Trust
                              One Financial Center
                           Boston, Massachusetts 02111


                                                                   April 2, 1999


                                  AN IMPORTANT
                                    REMINDER!
Dear Shareholder:

You have recently received proxy materials in connection with the upcoming Annual Meeting of Shareholders of Colonial High Income Municipal Trust. According to our records, we have not yet received your completed proxy for this meeting. Regardless of the number of shares you may own it is important that they be represented.


Please complete your proxy card. For your convenience, enclosed is another copy of the proxy ballot and a return envelope.


Colonial Management and the Board of Trustees believes that the proposals in the proxy statement are in the best interest of the shareholders.


We hope that you consider the proposals in the proxy materials carefully.



                                                                 Nancy L. Conlin
                                                                       Secretary